EXHIBIT 99.1

DLM Asset Management, Inc.

15-40 147th Street

Whitestone NY 11357

Fee Protection Agreement

THIS FEE PROTECTION AGREEMENT is made and entered into as of this 14th day of June, 2005 by and between EFCR Firecreek, Inc. (hereinafter referred to as "Firecreek" or “Company”), with its principal place of business at 6564 Smoke Tree Lane, Scottsdale, AZ 85253, and DLM Asset Management Inc. (hereinafter referred to as “DLM”) with its place of business at 15-40 147th Street, Whitestone, New York 11357.

RECITALS:

WHEREAS, the Company desires to utilize the services of DLM in the area of raising various forms of financing for the business development plans of Firecreek and DLM has introduced the Company to an investment group which consists of Julian Mahne, Rupert Johnson, the Panther Fund, and the Tirion Group, Inc. and any and all parties the aforementioned investment group brings in or participates with in providing financing (collectively the “Investors”)

 NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

1.

Consideration

Firecreek and DLM agree that the fee earned on financing brought in through DLM shall be structured as follows:

As previously agreed verbally the commissions on the first four million dollars ($4,000,000) shall be the combination of ten percent (10%) cash compensation on the gross investment (i.e. $4,000,000 *.10=$400,000) and ten percent (10%) warrant compensation (“Warrant”) on the gross investment.  The terms of the Warrant are attached hereto as Exhibit “A.”  Firecreek and DLM have agreed that in this instance the calculation of those warrants shall be as follows; on the ten percent (10%) equivalent compensation in warrants the four hundred thousand dollars ($400,000) will give a consideration of six million seven hundred thousand share warrants (6,700,000) with a five (5) year term at the strike price of six cents ($.06). The warrants issued to DLM and or its assignees shall be treated equally with all other warrants issued by Firecreek such as being fully registered with piggyback provisions and shall be recognized as having both cash and cashless provisions.  Firecreek and DLM hereby recognize that for the sake of accounting convenience the share warrant amount has been rounded from the mathematic calculation of six million six hundred and sixty six thousand six hundred and sixty six share warrants (6,666,666).

Additionally there is a three percent (3%) expense provision in the term sheet signed by Firecreek with Tirion Group for the first four million dollars ($4,000,000). It is agreed that Firecreek and DLM shall mutually agree on the actual expenses and the allocation of the commensurate payments made accordingly.

As Firecreek has requested DLM to continue to seek financing for the company’s expansion plans, further financings will be compensated on the following sliding schedule;

Post the initial four million dollar ($4,000,000) investment; additional financings will be compensated as follows;

Above four million dollars ($4,000,000) and up to ten million dollars ($10,000,000) the compensation shall be five percent (5%) cash compensation of the gross investment calculated as was the case above for the first four million dollars ($4,000,000) and five percent (5%) share warrant coverage of the gross investment. Firecreek and DLM hereby agree that the share warrant strike price will be mutually agreed upon at the time of such financings and will be based on the price action of the publicly traded stock price of Firecreek;

Above ten million dollars ($10,000,000) and up to twenty five million dollars ($25,000,000) the compensation shall be three percent (3%) cash and three percent (3%) share warrants as defined above;

Above twenty five million dollars ($25,000,000) and up to fifty million dollars ($50,000,000) the compensation shall be two percent (2%) cash and two percent (2%) share warrants as defined above;

Above fifty million dollars ($50,000,000) and up to one hundred million dollars ($100,000,000) the compensation shall be one percent (1%) cash and one percent (1%) share warrants as defined above;

It is understood and agreed that DLM shall have the right to assign any portion of the fees earned at the discretion of DLM and that Firecreek will be kept fully informed as to all agreements DLM makes with any parties who are part of the fund raising efforts of this agreement.

2.

Term

This Agreement shall be effective for a minimum term of one year (1) beginning on date this agreement is signed by all parties and on a month to month basis thereafter with both parties having the right to end this agreement on sixty (60) day written notice.  Any commissions or warrants earned by DLM at the time of termination shall survive termination of this agreement.  In the event the Company obtains financing from the Investors either prior to or after termination of this Agreement, any commissions or warrants that would earned by DLM pursuant to this Agreement shall survive termination of this agreement.

3.

Expenses

Firecreek agrees to compensate DLM for all reasonable expenses incurred in securing this financing. DLM shall incur no expense in excess of $1,000.00 at Firecreek’s expense without the approval of Firecreek. When incurring such expenses, DLM shall maintain a complete and accurate record of such expenses and after submitting such records to the Company shall be reimbursed promptly.

4.

DLM’s Liability

In the absence of gross negligence or willful misconduct on the part of DLM or DLM’s breach of any terms of this Agreement, DLM shall not be liable to Firecreek or to any officer, director, employee, stockholder or creditor of Firecreek, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of DLM or the breach by DLM of any terms of this Agreement is alleged and proven, Firecreek agrees to defend, indemnify, and hold DLM harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of DLM) which may in any way result from services rendered by DLM pursuant to or in any connection with this Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of Firecreek, made by DLM without the prior approval or authorization of Firecreek.

5.

Firecreek’s Liability

Firecreek agrees to defend, indemnify, and hold DLM harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of DLM).

6.

Representations

DLM makes the following representations:

a)

DLM has no prior or existing legally binding obligations that are in conflict with its entering into this Agreement;

b)

DLM shall not offer or make payment of any consideration to brokers, dealers, or others for purposes of inducing the purchase, making of a market or recommendation for the purchase of Firecreek's securities;

c)

DLM is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission;

d)

DLM's activities and operations fully comply with now and will comply with in the future all applicable state and federal securities laws and regulations;

e)

DLM understands that, as a result of its services, it may come to possess material non-public information about Firecreek, and that it has implemented internal control procedures designed to reasonably to insure that it and none of its employees, agents, DLM or affiliates, trade in the securities of Firecreek while in possession of material non-public information;

f)

During the term of this Agreement and for a period of two years thereafter, DLM shall treat as Firecreek's confidential trade secrets all data, information, ideas, knowledge and papers pertaining to the proprietary technical information of Firecreek as well as business and financial information related thereto (the “Confidential Information”). Notwithstanding the foregoing, “Confidential Information” shall not include and the provisions of this Agreement will not apply to any information disclosed by Firecreek and/or DLM (1) if such information is demonstrated to be generally available to the public at the time of disclosure to DLM; (2) after the time, if any, that such information becomes generally available to the public without any breach by DLM; (3) was already in DLM’s possession at the time of disclosure to DLM (whether such time of disclosure is before or after the date hereof); (4) is developed by DLM independently of the Services; or (5) was lawfully received by DLM from a third party without restriction as to disclosure or use.

g)

DLM shall use the same effort to maintain the confidentiality of Firecreek’s confidential and proprietary information as he would his own and shall maintain in strict confidence and shall not disclose at any time, without the prior written consent of Firecreek, any of the Confidential Information to any other person or entity, unless such information has entered the public domain through lawful means, without violation of this Agreement, or pursuant to requirements of law or court order.

Firecreek makes the following representations:

a)

Firecreek is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission;

b)

Firecreek is in good standing in its state of incorporation;

c)

Firecreek and its senior management are not aware of any materially adverse events not previously disclosed in Firecreek's annual and quarterly reports with the Securities and Exchange Commission.

7.

Entire Agreement

This Agreement embodies the entire agreement and understanding between Firecreek and DLM and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

8.

Waiver

No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, nor shall any waiver constitute a continuing wavier. No waiver shall be binding unless executed in writing by the party making the waiver.

9.

Assignment and Binding Effect

This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger) without the written consent of the other party and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

10.

Notices

Any notice or other communication between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

Company:

EFCR Firecreek, INC.

6545 Smoke Tree Lane

Town of Paradise Valley,

Scottsdale AZ, 85253

Attn: Dennis R. Alexander

Finder:

DLM Asset Management

15-40 147th Street

Whitestone, New York 11357

Attn:  Dermot McAtamney

or at such other location as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or other communication shall be deemed to be given on the date of receipt.

11.

Severability

Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

12.

Governing Law

This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to conflicts of laws.

13.

Headings

The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

14.

Further Acts

Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

15.

Acknowledgment Concerning Counsel

Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

16.

Independent Contractor Status

There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

17.

Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date written above.

EFCR Firecreek, Inc.

DLM Asset Management, Inc

/s/  Dennis Alexander

/s/ Dermot L. McAtamney

By:       Dennis Alexander

By:

Dermot L. McAtamney

Its:

Chairman and CFO

Its: